                                                                    EXHIBIT 99.4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To T-3 Energy Services, Inc.:

     We have audited the accompanying balance sheets of Preferred Industries, Inc., as of December 31, 1999 and 1998, and the related statements of operations, cash flows and stockholders' equity for the years ended December 31, 1999 and 1998 and for the four months ended April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Preferred Industries, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and for the four months ended April 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
June 8, 2001

                           PREFERRED INDUSTRIES, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
                                       ASSETS


CURRENT ASSETS:
  Cash......................................................  $   60,142   $   17,892
  Trade accounts receivable, net............................   1,586,413    1,922,792
  Income tax receivable.....................................          --      138,820
  Inventories...............................................   1,411,407    1,816,239
  Current portion of notes receivable from stockholders.....     215,355      197,178
  Deferred income taxes.....................................     261,480       35,771
                                                              ----------   ----------
          Total current assets..............................   3,534,797    4,128,692
CASH SURRENDER VALUE OF LIFE INSURANCE......................     515,431      393,551
NOTES RECEIVABLE FROM STOCKHOLDERS, net of current
  portion...................................................   1,239,985    1,455,485
PROPERTY AND EQUIPMENT, net.................................   1,628,052    1,959,614
OTHER ASSETS................................................       4,405        4,405
                                                              ----------   ----------
          Total assets......................................  $6,922,670   $7,941,747

                                                              ==========   ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable..........................................  $  347,508   $1,057,359
  Accrued expenses..........................................     470,701      138,113
  Current portion of notes payable..........................     527,172      485,414
                                                              ----------   ----------
          Total current liabilities.........................   1,345,381    1,680,886
NOTES PAYABLE, less current portion.........................   1,843,459    2,357,832
DEFERRED INCOME TAXES.......................................      38,930       76,746
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 1,000 shares authorized, 83
     shares issued and outstanding..........................     150,000      150,000
  Additional paid-in capital................................     120,573      120,573
  Treasury stock, 12 shares, at cost........................    (400,000)    (400,000)
  Retained earnings.........................................   3,824,327    3,955,710
                                                              ----------   ----------
          Total stockholders' equity........................   3,694,900    3,826,283
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $6,922,670   $7,941,747
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           PREFERRED INDUSTRIES, INC.

                            STATEMENTS OF OPERATIONS

                                                        FOUR MONTHS      YEAR ENDED DECEMBER 31,
                                                      ENDED APRIL 30,   -------------------------
                                                           2000            1999          1998
                                                      ---------------   -----------   -----------
NET SALES:
  Products..........................................    $2,148,218      $ 9,350,089   $11,865,607
  Services..........................................     1,660,183        3,574,174     6,174,966
                                                        ----------      -----------   -----------
                                                         3,808,401       12,924,263    18,040,573
COST OF SALES:
  Products..........................................     1,396,342        6,077,558     7,973,011
  Services..........................................     1,129,574        2,423,349     4,293,159
                                                        ----------      -----------   -----------
                                                         2,525,916        8,500,907    12,266,170
                                                        ----------      -----------   -----------
          Gross profit..............................     1,282,485        4,423,356     5,774,403
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES........       640,690        4,448,761     5,544,961
                                                        ----------      -----------   -----------
INCOME (LOSS) FROM OPERATIONS.......................       641,795          (25,405)      229,442
OTHER INCOME (EXPENSE):
  Interest expense..................................       (62,209)        (205,210)     (146,373)
  Other income, net.................................        38,528          138,205       107,189
                                                        ----------      -----------   -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES.....       618,114          (92,410)      190,258
PROVISION FOR INCOME TAXES..........................       266,139           38,973        87,406
                                                        ----------      -----------   -----------
NET INCOME (LOSS)...................................    $  351,975      $  (131,383)  $   102,852
                                                        ==========      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           PREFERRED INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                         FOUR MONTHS
                                                            ENDED      YEAR ENDED DECEMBER 31,
                                                          APRIL 30,    -----------------------
                                                            2000         1999         1998
                                                         -----------   ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................  $   351,975   $(131,383)  $   102,852
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities --
     Depreciation......................................      104,175     386,214       382,107
     Deferred income taxes.............................       98,589    (263,525)     (453,774)
     Loss on disposal of assets........................           --       4,095            --
  Changes in operating assets and liabilities --
     Trade accounts receivable, net....................     (241,003)    336,379       561,864
     Income tax receivable.............................           --     138,820            --
     Inventories.......................................     (368,404)    404,832      (438,358)
     Cash surrender value of life insurance............      515,431    (121,880)     (100,570)
     Other assets......................................           --          --          (276)
     Accounts payable..................................      378,490    (709,851)      425,248
     Accrued expenses..................................      145,409     332,588        18,492
                                                         -----------   ---------   -----------
          Net cash provided by operating activities....      984,662     376,289       497,585
                                                         -----------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..................      (75,001)    (71,247)     (877,899)
  Proceeds from sales of equipment.....................           --      12,500        25,000
                                                         -----------   ---------   -----------
          Net cash used in investing activities........      (75,001)    (58,747)     (852,899)
                                                         -----------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Notes receivable from stockholders, net..............       89,473     197,323    (1,652,663)
  Proceeds from affiliate..............................    1,537,102          --            --
  Proceeds from notes payable..........................           --          --     2,906,925
  Repayments of notes payable..........................   (2,365,856)   (472,615)     (893,574)
  Distribution to stockholders.........................      (40,000)         --            --
                                                         -----------   ---------   -----------
          Net cash provided by (used in) financing
            activities.................................     (779,281)   (275,292)      360,688
                                                         -----------   ---------   -----------
NET INCREASE IN CASH...................................      130,380      42,250         5,374
CASH AT BEGINNING OF PERIOD............................       60,142      17,892        12,518
                                                         -----------   ---------   -----------
CASH AT END OF PERIOD..................................  $   190,522   $  60,142   $    17,892
                                                         ===========   =========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for --
     Interest..........................................  $    72,245   $ 195,184   $   152,399
                                                         ===========   =========   ===========
     Income taxes......................................  $   191,067   $      --   $   621,313
                                                         ===========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                           PREFERRED INDUSTRIES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   COMMON STOCK      ADDITIONAL   TREASURY
                                 -----------------    PAID-IN      STOCK,      RETAINED
                                 SHARES    AMOUNT     CAPITAL      AT COST     EARNINGS      TOTAL
                                 ------   --------   ----------   ---------   ----------   ----------
BALANCE, DECEMBER 31, 1997.....    83     $150,000    $120,573    $(400,000)  $3,852,858   $3,723,431
  Net income...................    --           --          --           --      102,852      102,852
                                   --     --------    --------    ---------   ----------   ----------
BALANCE, DECEMBER 31, 1998.....    83      150,000     120,573     (400,000)   3,955,710    3,826,283
  Net loss.....................    --           --          --           --     (131,383)    (131,383)
                                   --     --------    --------    ---------   ----------   ----------
BALANCE, DECEMBER 31, 1999.....    83      150,000     120,573     (400,000)   3,824,327    3,694,900
  Net income...................    --           --          --           --      351,975      351,975
  Stockholder distributions....    --           --          --           --      (40,000)     (40,000)
                                   --     --------    --------    ---------   ----------   ----------
BALANCE, APRIL 30, 2000........    83     $150,000    $120,573    $(400,000)  $4,136,302   $4,006,875
                                   ==     ========    ========    =========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           PREFERRED INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     Preferred Industries, Inc. (the Company), a Louisiana corporation located in Houma, Louisiana, was formed in 1982. The Company services the oil and gas production industry through the manufacture and repair of wellhead and drilling equipment.

  Interim Financial Information

     The results of operations and cash flows for the interim four months ended April 30, 2000, are not necessarily indicative of the results for the entire fiscal year.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1999 and 1998, there were no cash equivalents.

  Inventories

     Inventories are valued at specific cost and are stated at the lower of cost or market. Inventories consist of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Finished goods and component parts..........................  $  603,911   $  960,650
Work in process.............................................     180,568      279,996
Raw materials...............................................     626,928      575,593
                                                              ----------   ----------
                                                              $1,411,407   $1,816,239
                                                              ==========   ==========

     During the year ended December 31, 1999, the Company recorded a charge of $334,850 to cost of sales for the write-off of inventory that the Company determined was not saleable.

  Revenue Recognition

     The Company uses the completed-contract method of accounting, whereby earnings on manufacture and repair work are not recognized until the work is completed and/or delivered to and accepted by the customer. Management's use of the completed-contract method is based upon the fact that the typical contract is completed in less than one month. A provision is made for the entire amount of future estimated losses on contracts in progress as soon as the provision can be determined based upon estimates of the Company.

  Property and Equipment

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives. Expenditures for replacements and major improvements are capitalized. Expenditures for maintenance, repairs and minor replacements are charged against income as incurred. Leasehold improvements are amortized over the lesser of the estimated useful life or term of the lease.

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable. If an evaluation is required, the estimated future

                           PREFERRED INDUSTRIES, INC.

undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value. As of December 31, 1999 and for the four months ended April 30, 2000, no such impairment had occurred.

  Income Taxes

     Income taxes are accounted for under the asset and liability method as specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of trade accounts receivable. A majority of the Company's business is conducted with oil and gas exploration companies and oil field service companies with operations in the Gulf of Mexico. The Company continually evaluates the financial strength of its customers but does not require collateral to support the customer receivables. For the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, one customer (a different customer in each period) accounted for approximately 12 percent, 30 percent and 11 percent, respectively, of the Company's sales. The Company provides an allowance for doubtful accounts for potential collection issues in addition to reserves for specific accounts receivable where collection is no longer probable. The Company has recorded an allowance for doubtful accounts of $11,072 and $43,258 as of December 31, 1999 and 1998, respectively.

  Newly Issued Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective for the Company's financial statements beginning in fiscal 2001. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has not engaged in the use of derivative instruments or hedging activities and therefore believes that the impact of SFAS No. 133 on its existing accounting policies and financial reporting disclosures will not be material.

     In December 1999, SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," was issued. SAB No. 101 summarizes certain of the SEC staff's views in applying accounting principles generally accepted in the United States to revenue recognition in financial

                           PREFERRED INDUSTRIES, INC.

statements. The Company believes that its policies with respect to revenue recognition are in accordance with the new guidelines and therefore there was no impact from the adoption of the new guidelines on the Company's financial position or results of operations of the Company.

2. PROPERTY AND EQUIPMENT:

     A summary of property and equipment follows:

                                                                      DECEMBER 31,
                                                   ESTIMATED    -------------------------
                                                  USEFUL LIFE      1999          1998
                                                  -----------   -----------   -----------
Buildings and improvements......................  15 years      $   854,207   $   854,207
Machinery and equipment.........................  10 years        4,266,621     4,245,474
Vehicles........................................   5 years          290,222       290,222
Furniture and fixtures..........................   5 years           61,290        61,290
                                                                -----------   -----------
                                                                  5,472,340     5,451,193
Less -- Accumulated depreciation................                 (3,844,288)   (3,491,579)
                                                                -----------   -----------
          Property and equipment, net...........                $ 1,628,052   $ 1,959,614
                                                                ===========   ===========

     Depreciation expense for the four months ended April 30, 2000, and the years ended December 31, 1999, and 1998, are $104,175, $386,214 and $382,107,
respectively.

3. NOTES PAYABLE:

     A summary of notes payable follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Installment note payable, secured by equipment, maturing
  January 31, 2003, annual interest at 8.15%, payable in
  monthly installments of $24,565...........................  $  792,510   $1,012,106
Installment note payable, secured by inventory, accounts
  receivable, equipment and buildings, maturing September
  10, 2003, annual interest at 8.00%, payable in monthly
  installments of $27,000...................................   1,455,340    1,637,023
Financing note payable, maturing January 7, 2001, annual
  interest at 9.50%, payable in monthly installments of
  $597......................................................       7,162       14,324
Financing note payable, due October 1, 2001, secured by
  equipment, annual interest at 8.54%, payable in monthly
  installments of $6,143....................................     115,619      179,793
                                                              ----------   ----------
          Total notes payable...............................   2,370,631    2,843,246
Less -- Current portion.....................................    (527,172)    (485,414)
                                                              ----------   ----------
          Notes payable, less current portion...............  $1,843,459   $2,357,832
                                                              ==========   ==========

     Maturities of notes payable as of December 31, 1999, are summarized below:

2000.....................................................  $  527,172
2001.....................................................     546,980
2002.....................................................     533,798
2003.....................................................     762,681
                                                           ----------
                                                           $2,370,631
                                                           ==========

                           PREFERRED INDUSTRIES, INC.

     The Company's notes payable maturing on January 31, 2003, and September 10, 2003, are held by the same bank and contain similar financial covenant requirements. Among these requirements are provisions for the maintenance of specified financial ratios and net worth levels. This debt was retired subsequent to year-end through proceeds received from an affiliate, as discussed below.

     During 2000, the Company received a $1,537,102 cash advance from First Reserve Corporation, an affiliate of T-3 Energy Services, Inc. (see Note 8). The proceeds from this advance were used to repay and retire substantially all of the above notes payable prior to the acquisition of the Company by T-3 Energy Services, Inc. on April 30, 2000.

4. INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

                                                    FOUR MONTHS     YEAR ENDED DECEMBER 31,
                                                  ENDED APRIL 30,   -----------------------
                                                       2000            1999         1998
                                                  ---------------   ----------   ----------
Federal --
  Current.......................................     $145,090       $ 261,949    $ 471,681
  Deferred......................................       85,373        (224,179)    (392,671)
State --
  Current.......................................       22,460          40,549       69,499
  Deferred......................................       13,216         (39,346)     (61,103)
                                                     --------       ---------    ---------
                                                     $266,139       $  38,973    $  87,406
                                                     ========       =========    =========

     A reconciliation of the actual tax rate to the statutory U.S. tax is as follows:

                                                                           YEAR ENDED
                                                       FOUR MONTHS        DECEMBER 31,
                                                     ENDED APRIL 30,   ------------------
                                                          2000           1999      1998
                                                     ---------------   --------   -------
Income tax expense (benefit) at the statutory
  rate.............................................     $210,159       $(31,419)  $64,688
Increase resulting from --
  State income taxes, net of federal benefit.......       23,546            794     5,542
  Other nondeductible expenses.....................       32,434         69,598    17,176
                                                        --------       --------   -------
                                                        $266,139       $ 38,973   $87,406
                                                        ========       ========   =======

                           PREFERRED INDUSTRIES, INC.

     The components of deferred taxes are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Deferred income tax assets --
  Allowance for doubtful accounts...........................  $  8,775   $  5,498
  Accrued expense...........................................   171,273     49,669
  Inventories...............................................   124,717         --
                                                              --------   --------
          Total deferred income tax assets..................   304,765     55,167
                                                              --------   --------
Deferred income tax liabilities --
  Inventories...............................................        --    (19,396)
  Property and equipment....................................    (6,201)   (13,795)
  Other.....................................................   (76,014)   (62,951)
                                                              --------   --------
          Total deferred income tax liabilities.............   (82,215)   (96,142)
                                                              --------   --------
          Net deferred income tax asset (liability).........  $222,550   $(40,975)
                                                              ========   ========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

5. RELATED-PARTY TRANSACTIONS:

     In September 1998, the Company entered into a note payable with a bank for $1,700,000 (see Note 3). Substantially all of the proceeds from this note were loaned to certain stockholders of the Company, who in turn, purchased an ownership interest in O&M Equipment, Inc. (O&M). Therefore, the Company is affiliated with O&M through common ownership. The loan to these stockholders was made at the prevailing market rate with terms identical to the Company's note payable and has been recorded as notes receivable from stockholders on the accompanying balance sheets at December 31, 1999 and 1998. For the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, interest income on the notes receivable from stockholders was $38,087, $126,667 and $45,489, respectively. The notes receivable from stockholders were fully repaid on April 30, 2000, in connection with the purchase of the Company's outstanding equity securities by T-3 Energy Services, Inc.

     The Company entered into a limited number of business transactions with O&M on terms which management believes are at the prevailing market rates. For the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, sales to O&M totaled $53,912, $21,735 and $3,857, respectively. For the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, purchases from O&M totaled $30,989, $82,650 and $29,860, respectively. At December 31, 1999, the Company had accounts receivable from O&M of $2,408 included with accounts receivable on the accompanying balance sheet. There were no receivables from O&M at December 31, 1998. At December 31, 1999 and 1998, the Company had accounts payable to O&M of $19,130 and $8,910, respectively, included with accounts payable on the accompanying balance sheets.

                           PREFERRED INDUSTRIES, INC.

6. COMMITMENTS AND CONTINGENCIES:

  Lease Commitments

     The Company leases land and equipment under various noncancelable operating leases including certain leases which contain escalation clauses. Future minimum lease commitments as of April 30, 2000, applicable to noncancelable operating leases with terms of one year or more, are summarized below:

Year ending April 30 --
  2001....................................................   $25,802
  2002....................................................    12,834
  2003....................................................     8,315
  2004....................................................     6,474
  2005....................................................     5,554
  Thereafter..............................................    16,570
                                                             -------
                                                             $75,549
                                                             =======

     Total lease expense included in the accompanying statements of operations for the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, was $13,573, $36,595 and $45,408, respectively.

  Contingencies

     The Company is, from time to time, involved in various legal actions arising in the normal course of business. Management does not believe there are any existing or potential legal actions involving the Company that will have a material adverse effect on the Company's financial position or results of operations.

7. RETIREMENT PLANS:

     The Company has a defined contribution 401(k) profit-sharing plan available to eligible employees. All employees who qualify as to age and length of service are eligible to participate. Each employee can elect to contribute up to $10,000 per year to the plan. The Company will match 50 cents for every dollar contributed by the employee up to 4 percent of the employee's gross salary. The Company contributed $28,824, $96,103 and $100,914 to the plan for the four months ended April 30, 2000, and for the years ended December 31, 1999 and 1998, respectively.

8. SUBSEQUENT EVENTS:

     Effective April 30, 2000, a change in control of the Company occurred as a result of the purchase of all of the Company's outstanding equity securities by T-3 Energy Services, Inc.